Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Operating Revenues:
Electric	$1,364	$1,590
Natural gas	452	472
Total operating revenues	1,816	2,062
Operating Expenses:
Fuel and purchased power	328	608
Natural gas purchased for resale	151	208
Other operations and maintenance	470	448
Depreciation and amortization	361	320
Taxes other than income taxes	135	127
Total operating expenses	1,445	1,711
Operating Income	371	351
Other Income, Net	89	78
Interest Charges	154	127
Income Before Income Taxes	306	302
Income Taxes	44	37
Net Income	262	265
Less: Net Income Attributable to Noncontrolling Interests	1	1
Net Income Attributable to Ameren Common Shareholders	$261	$264

Earnings per Common Share – Basic	$0.98	$1.01

Earnings per Common Share – Diluted	$0.98	$1.00

Weighted-average Common Shares Outstanding – Basic	266.4	262.2
Weighted-average Common Shares Outstanding – Diluted	266.8	263.1

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$85	$25
Accounts receivable - trade (less allowance for doubtful accounts)	507	494
Unbilled revenue	272	319
Miscellaneous accounts receivable	82	106
Inventories	679	733
Current regulatory assets	356	365
Other current assets	103	139
Total current assets	2,084	2,181
Property, Plant, and Equipment, Net	34,114	33,776
Investments and Other Assets:
Nuclear decommissioning trust fund	1,232	1,150
Goodwill	411	411
Regulatory assets	1,904	1,810
Pension and other postretirement benefits	597	581
Other assets	964	921
Total investments and other assets	5,108	4,873
TOTAL ASSETS	$41,306	$40,830
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,149	$849
Short-term debt	868	536
Accounts and wages payable	647	1,136
Customer deposits	190	176
Other current liabilities	651	648
Total current liabilities	3,505	3,345
Long-term Debt, Net	15,167	15,121
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,251	4,176
Regulatory liabilities	5,593	5,512
Asset retirement obligations	779	772
Other deferred credits and liabilities	439	426
Total deferred credits and other liabilities	11,062	10,886
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,228	7,216
Retained earnings	4,219	4,136
Accumulated other comprehensive loss	(7)	(6)
Total shareholders’ equity	11,443	11,349
Noncontrolling Interests	129	129
Total equity	11,572	11,478
TOTAL LIABILITIES AND EQUITY	$41,306	$40,830

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Cash Flows From Operating Activities:
Net income	$262	$265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	379	350
Amortization of nuclear fuel	18	19
Amortization of debt issuance costs and premium/discounts	5	3
Deferred income taxes and investment tax credits, net	44	35
Allowance for equity funds used during construction	(9)	(9)
Stock-based compensation costs	8	8
Other	16	(6)
Changes in assets and liabilities	(231)	(169)
Net cash provided by operating activities	492	496
Cash Flows From Investing Activities:
Capital expenditures	(890)	(931)
Nuclear fuel expenditures	(12)	(20)
Purchases of securities – nuclear decommissioning trust fund	(70)	(29)
Sales and maturities of securities – nuclear decommissioning trust fund	66	17
Other	—	(1)
Net cash used in investing activities	(906)	(964)
Cash Flows From Financing Activities:
Dividends on common stock	(178)	(165)
Dividends paid to noncontrolling interest holders	(1)	(1)
Short-term debt, net	332	179
Issuances of long-term debt	347	499
Issuances of common stock	10	5
Employee payroll taxes related to stock-based compensation	(8)	(20)
Debt issuance costs	(5)	(5)
Other	—	(3)
Net cash provided by financing activities	497	489
Net change in cash, cash equivalents, and restricted cash	83	21
Cash, cash equivalents, and restricted cash at beginning of year(a)	272	216
Cash, cash equivalents, and restricted cash at end of period(b)	$355	$237
(a)Includes $25 million of cash and cash equivalents and $247 million of restricted cash as of December 31, 2023.
(a)Includes $85 million of cash and cash equivalents and $270 million of restricted cash as of March 31, 2024.